Exhibit 99.2


                             DESCRIPTION OF BUSINESS

Financial Information about Industry Segments

In the second quarter of 2002, we reevaluated our business and determined that for financial reporting purposes our business consists of four segments as opposed to three segments. Our three reportable segments had been Domestic, Europe, and Japan. The Domestic segment has been split between Rheometric USA (RHEO US) and the Protein Solutions (PSG) which is composed of Aviv Instruments and Protein Solutions. The accounting policies of the reportable segments are the same as those described in the Summary of Significant Accounting Policies. We evaluate the performance of our operating segments based on revenue performance and operating results. Summarized financial information concerning our reportable segments is shown in Note 9 of Notes to the Consolidated Financial Statements.